UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2014 (March 14, 2014)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2014, the Board of Directors (the “Board”) of Gibraltar Industries, Inc. (the “Company”), accepted, with an effective date of December 31, 2014, a resignation tendered by director David N. Campbell, a Class III director. Mr. Campbell’s resignation was tendered to the Company pursuant to the Company’s Corporate Governance Guidelines which require directors who have attained age 72 to tender their resignations on an annual basis. Mr. Campbell’s resignation was not the result of any disagreement between Mr. Campbell and the Company.

In connection with the resignation of Mr. Campbell and the previously announced resignation of director Gerald S. Lippes, also effective December 31, 2014, the Board approved a temporary increase in the number of individuals constituting the entire Board to nine (9) members to allow individuals appointed to replace the retiring Messrs. Campbell and Lippes to begin their service as Directors as and when they are appointed to serve as members of the Board. The Board believes that the service of newly appointed directors concurrently with Messrs. Campbell and Lippes will enable the newly appointed Directors to more effectively transition into their position as members of the Board and will enhance the continuity of the Board’s functioning upon the effectiveness of the resignations of Messrs. Campbell and Lippes. Effective January 1, 2015, and following the December 31, 2014 resignations of Messrs. Campbell and Lippes, the number of individuals constituting the entire Board will automatically be reduced to seven (7).

In connection with the above, effective March 14, 2014, Ms. Jane L. Corwin was appointed as a Class III director, to stand for re-election in 2015, to fill the vacancy created by the March 14, 2014 increase in the size of the Board. The Company is continuing to search for an individual to fill the additional vacancy created by the actions taken at the March 14, 2014 Board Meeting.

In connection with her appointment as a member of the Board, Ms. Corwin will be entitled to receive the same compensation which is provided to non-employee members of the Board which, in 2014 will consist of an annual cash retainer, pro-rated for 2014, an annual award of restricted stock of the Company and a per meeting fee for each meeting of the Board or any committee which is attended by Ms. Corwin. In addition, as is the case for all Company Directors, Ms. Corwin will be permitted to participate in the Management Stock Purchase Plan feature of the Company’s 2005 Equity Incentive Plan. As of March 14, 2014, the Board committees which Ms. Corwin may be asked to become a member of have not been identified.

Ms. Corwin currently serves as an elected member of the New York State Assembly, representing the 144th Assembly District, an office held since 2009. Prior to serving an elected office, Ms. Corwin held various positions, including Director, Secretary, Treasurer, and Vice President at White Directory Publishers, Inc. from 1990 until its sale in 2004. Ms. Corwin also serves as an officer of a not-for-profit organization. Ms. Corwin’s qualifications to serve on the Company’s Board include a valuable and different perspective due to her extensive background in government and politics, along with experience gained serving as a director and executive in the private sector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2014

GIBRALTAR INDUSTRIES, INC.

/s/ Timothy F. Murphy
Name: Timothy F. Murphy
Title: Secretary & Treasurer